P                        TRINOVA Corporation
            Proxy for 1994 Annual Meeting of Shareholders
R    This Proxy is Solicited on Behalf of the Board of Directors

O

X The undersigned hereby appoints Darryl F. Allen, Robert H. Spilman and William R. Timken, Jr., jointly and severally, proxies, with full power of
Y substitution, to vote as specified on the reverse side all shares of TRINOVA Corporation which the undersigned is entitled to vote at the annual meeting of shareholders on April 21, 1994, or any adjournment thereof.



You are encouraged to specify your choices by marking the appropriate boxes, on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. However, your shares cannot be voted unless you sign and return this card.

- ------------------
 See Reverse Side
- ------------------

Reverse Side as Follows:

- ----  Please mark your
 X    vote as in this
- ----  example


This proxy will be voted FOR each nominee for director for whom authority to vote is not withheld and FOR Items 2 and 3 if no vote is specified.

The Board of Directors recommends a vote "FOR" all nominees and Items 2 and 3
1.     Election of Directors                    NOMINEES:
                       FOR    WITHHELD                  Darryl F. Allen
       "FOR" all      -----    -----    If marked,     Purdy Crawford
       nominees                         vote is        Delmont A. Davis
       (except as     -----    -----    withheld       David R. Goode
       marked to the                    from all       Paul A. Ormond
       contrary below)                  nominees       John P. Reilly
                                         listed         Robert H. Spilman
                                                        William R. Timken, Jr.

       To withhold authority to vote for any
       individual nominee, write his name on
       the space provided below:

       _____________________________________



                             FOR       AGAINST     ABSTAIN
2.     Ratification and     -----       -----       -----
       separate approval
       of the TRINOVA       -----       -----       -----
       Corporation 1994
       Stock Incentive Plan

3.     Ratification of      -----       -----       -----
       Ernst & Young
       as independent       -----       -----       -----
       auditors for 1994

4. To vote in their discretion upon such other business as may properly come before the meeting


Note: Please sign exactly as name appears to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

        _________________________________________________________


        _________________________________________________________
        SIGNATURE(S)                                   DATE

                           /TRINOVA Logo/

______________________
1994 Notice of Annual Meeting
and Proxy Statement


______________________
Notice of Annual Meeting of Shareholders to be held on April 21, 1994


                         TRINOVA CORPORATION
                            3000 Strayer
                             P.O. Box 50
                       Maumee, Ohio 43537-0050


To the Shareholders of TRINOVA Corporation:

The annual meeting of the shareholders of TRINOVA Corporation ("TRINOVA") will be held at TRINOVA's World Headquarters, 3000 Strayer, Maumee, Ohio, on Thursday, April 21, 1994, at 11:00 a.m. local time, for the following purposes:

1.  To elect directors;

2. To ratify and separately approve the TRINOVA Corporation 1994 Stock Incentive Plan;

3. To ratify the employment of Ernst & Young as TRINOVA's independent auditors for 1994; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, please execute and return the enclosed proxy promptly. If you are present at the meeting, you may revoke your proxy and vote your shares in person if you wish.

By Order of the Board of Directors,



/S/ JAMES M. OATHOUT
James M. Oathout
Secretary

March 11, 1994

___________________
PROXY STATEMENT

                         TRINOVA CORPORATION
                            3000 Strayer
                             P.O. Box 50
                       Maumee, Ohio 43537-0050

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TRINOVA Corporation ("TRINOVA") of proxies to be voted at the annual meeting of shareholders on April 21, 1994. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 11, 1994.

Outstanding Voting Securities

TRINOVA had 28,659,079 shares of $5 Par Value Common Shares outstanding as of February 22, 1994. Shareholders of record as of the close of business on that date will be entitled to vote at the meeting, with each Common Share entitled to one vote.

Proxy Solicitation

TRINOVA will pay all costs of distribution and solicitation of proxies. D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, will assist TRINOVA in soliciting proxies from banks, brokers and nominees that are record holders for shares beneficially owned by others, and from certain individual shareholders. Solicitation will be by mail, telephone and other means. D. F. King & Co., Inc. will be paid a fee estimated at $8,500. TRINOVA will also pay the direct expenses of solicitation, including the expenses of banks, brokers and nominees for forwarding proxy material to beneficial owners.

Voting by Proxy Holders

Since many of TRINOVA's shareholders are unable to attend shareholders' meetings, the Board of Directors solicits proxies to give each shareholder an opportunity to vote on all matters scheduled to come before the meeting and which are set forth in this Proxy Statement. Shareholders are urged to read carefully the material in this Proxy Statement; specify their choice on each proposal by marking the appropriate box on the enclosed proxy card; and sign, date and return the card in the enclosed postage-paid envelope. If a shareholder does not specify a choice and the card is properly executed and returned, the shares will be voted by the Proxy Committee as recommended by TRINOVA. Members of the Proxy Committee are Messrs. Darryl F. Allen, Robert
H. Spilman and William R. Timken, Jr. of the Board of Directors.

Shareholders of record at the close of business on February 22, 1994, are entitled to submit proxies concerning the proposals described below. Each share is entitled to one vote. Under Item 1 (election of directors), only persons nominated as candidates shall be eligible for election as directors, and, if a quorum is present, the candidates receiving the greatest number of votes shall be elected. Approvals of Item 2 (TRINOVA Corporation 1994 Stock Incentive Plan) and Item 3 (independent auditors) require the affirmative vote of a majority of the shares of TRINOVA which are represented in person or by proxy at the annual meeting.

At the annual meeting, the results of shareholder voting will be tabulated by the inspector(s) of elections appointed for the annual meeting. Under Ohio law and TRINOVA's Articles of Incorporation and Code of Regulations, properly executed proxies that are marked "abstain" or are held in "street name" by brokers and are not voted on one or more particular items (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of
Item 1 will not be counted in determining the election of directors. Abstentions and broker non-votes in respect of Items 2 and 3 will have the same effect as votes against such Items.

The Board knows of no business to come before the meeting other than that set forth herein. If other business should come before the meeting, the holders of proxies will vote thereon at their discretion. Without affecting any vote previously taken, a shareholder may revoke a proxy by giving notice to the Secretary of TRINOVA in writing prior to the annual meeting or at the meeting itself.

Cumulative Voting

Each Common Share is entitled to one vote on each matter brought before the meeting. Under Ohio law shareholders have cumulative voting rights in the election of directors, provided not less than 48 hours notice in writing is given by any shareholder to the Secretary of TRINOVA that he or she desires that voting at such election be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of his or her votes to one nominee or divide his or her votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to TRINOVA, in the event that cumulative voting applies all votes represented by such proxies will be divided evenly among the candidates nominated by the Board of Directors except that if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated in the discretion of TRINOVA so as to maximize the number of such nominees elected.

Shareholder Proposals for Presentation at Next Annual Meeting

Shareholder proposals intended to be presented at the 1995 annual meeting must be received by the Secretary of TRINOVA no later than November 11, 1994.


ITEM 1.  ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE NOMINEES SET FORTH BELOW TO THE BOARD OF DIRECTORS, TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND SHALL QUALIFY. All nominees are current Board members whose terms expire at the annual meeting of shareholders on April 21, 1994. The Board has, by resolution, fixed the number of directors at eight.

/Photograph - See Appendix B/ Darryl F. Allen (50). A TRINOVA director since 1984, Mr. Allen has been TRINOVA's Chairman of the Board since 1991 and TRINOVA's President and Chief Executive Officer since 1986. He is a director of Cincinnati Milacron Inc.

/Photograph - See Appendix B/ Purdy Crawford (62). A TRINOVA director since 1990, Mr. Crawford is Chairman of the Board and Chief Executive Officer of Imasco Limited (consumer products and financial services). Mr. Crawford has been in his current position with Imasco Limited since January 1991. Mr. Crawford was Chairman of the Board, President and Chief Executive Officer of Imasco Limited from 1987 to 1991. He is a director of CT Financial Services, Inc. and subsidiary corporations; Camco, Inc.; Dominion Textile, Inc.; Inco Limited; and Canadian Pacific Forest Products Ltd.

/Photograph - See Appendix B/ Delmont A. Davis (58). A TRINOVA director since January 1993, Mr. Davis is President and Chief Executive Officer of Ball Corporation (packaging products, metal containers, and aerospace products and services). Mr. Davis has been in his current position with Ball Corporation since 1991. Mr. Davis was President and Chief Operating Officer of Ball Corporation from 1989 to 1991, and was Executive Vice President of Ball Corporation's Packaging Products Group from 1987 to 1989. He is a director of Ball Corporation and Cooper Tire & Rubber Company.

/Photograph - See Appendix B/ David R. Goode (53). A TRINOVA director since January 1993, Mr. Goode is Chairman of the Board, President and Chief Executive Officer of Norfolk Southern Corporation (transportation holding company). Mr. Goode has been in his current position with Norfolk Southern Corporation since 1992. Mr. Goode was President of Norfolk Southern Corporation from 1991 to 1992, Executive Vice President-Administration of Norfolk Southern Corporation during 1991 and Vice President-Taxation of Norfolk Southern Corporation from 1985 to 1991. He is a director of Caterpillar Inc. and Georgia-Pacific Corporation.

/Photograph - See Appendix B/ Paul A. Ormond (44). A TRINOVA director since September 1992, Mr. Ormond is Chairman of the Board, President and Chief Executive Officer of Health Care and Retirement Corporation (long-term care, skilled nursing and rehabilitative services), formerly a wholly owned subsidiary of Owens-Illinois, Inc. He has been in his current position with Health Care and Retirement Corporation since October 1991. Mr. Ormond was President and Chief Operating Officer of Health Care and Retirement Corporation from 1986 to 1991 and Vice President of Owens-Illinois, Inc. from 1984 to 1991.

/Photograph - See Appendix B/ John P. Reilly (50). A TRINOVA director since 1991, Mr. Reilly is President and Chief Operating Officer of Brunswick Corporation (marine power, boating and recreation). Mr. Reilly has been in his current position with Brunswick Corporation since October 1993. Mr. Reilly was formerly President and Chief Executive Officer of the Tenneco Automotive Division of Tenneco Inc. from 1987 to October 1993. He is a director of Brunswick Corporation.

/Photograph - See Appendix B/ Robert H. Spilman (66). A TRINOVA director since 1980, Mr. Spilman is Chairman of the Board and Chief Executive Officer of Bassett Furniture Industries, Inc. (home and office furniture). Mr. Spilman has been in his current position with Bassett Furniture Industries, Inc. since 1989. Mr. Spilman was Chairman of the Board, President and Chief Executive Officer of Bassett Furniture Industries, Inc. from 1982 to 1989.
Mr. Spilman is Chairman of the Board of Jefferson-Pilot Corporation and Jefferson-Pilot Life Insurance Company, a subsidiary of Jefferson-Pilot Corporation. He is a director of NationsBank Corporation, the holding company for NationsBank of North Carolina, N.A., and The Pittson Company.

/Photograph - See Appendix B/ William R. Timken, Jr. (55). A TRINOVA director since 1973, Mr. Timken has been Chairman of the Board of The Timken Company (tapered roller bearings and quality alloy steel) since 1975. He is a director of The Louisiana Land and Exploration Company and Diebold Incorporated.

_______________________________
BOARD AND COMMITTEE MATTERS

The Board of Directors held seven regular meetings and one special meeting in 1993. During his term on the Board, each incumbent director attended at least 75 percent of the total number of meetings held by the Board of Directors and each committee of which he was a member.

The Board has four standing committees:

(1) The Executive Committee holds limited powers assigned by the Board to act, if required, during intervals between Board meetings. Members of the Committee are Messrs. Allen (Chairman), Spilman and Timken. The Committee held one meeting in 1993.

(2) The Audit Committee recommends the selection of the independent auditors; reviews the scope of the independent auditors' examination and non-audit services; reviews TRINOVA's accounting, financial and internal audit practices and reports; monitors the compliance of TRINOVA and its subsidiaries with TRINOVA's ethics policy and applicable laws and regulations; and reviews the pension and profit-sharing plans and related investment activity of TRINOVA and its subsidiaries. Members of the Committee are Messrs. Timken (Chairman), Davis, Ormond and Reilly. The Committee held three meetings in 1993.

(3) The Organization and Compensation Committee makes recommendations to the Board with respect to organization structure, management succession and management remuneration (including salaries, incentive compensation, retirement benefits and stock option awards). Members of the Committee are Messrs. Spilman (Chairman), Crawford, Goode and Ormond. The Committee held three meetings in 1993.

(4) The Nominating Committee recommends a slate of directors for election at the annual meeting of shareholders. It will consider director-nominees recommended by shareholders in written communications to the Secretary of TRINOVA or the Chairman of the Committee. Nominations for election at TRINOVA's 1995 annual meeting of shareholders must be received by the Secretary of TRINOVA no later than November 11, 1994. The Committee also recommends nominees to fill such vacancies as may occur on the Board from time to time between annual meetings. Members of the Committee are Messrs. Spilman (Chairman), Allen, Reilly and Timken. The Committee held one meeting in 1993.

_______________________________
COMPENSATION OF DIRECTORS

During 1993, each director who was not an employee of TRINOVA was paid an annual retainer of $20,000 ($22,500 for committee chairmen), plus a $1,000 fee for each Board or committee meeting attended.

Under the TRINOVA Corporation Directors' Retirement Plan, any former member of the Board who is not an officer of TRINOVA and who has retired from the Board in accordance with TRINOVA's By-laws, or has with the concurrence of the Board resigned for health or other reasons beyond his control, is entitled to receive a monthly retirement payment in an amount equal to one-twelfth of the annual retainer then in effect payable to the director by TRINOVA for his services as a member of the Board (including the current committee chairman's fee for a director who has at any time served as a committee chairman, but excluding any meeting fees and any fees solely attributable to professional or other consulting services furnished to TRINOVA independently of his service as a director). Such monthly retirement payment commences, unless deferred, with the month following the director's retirement from the Board and continues through the month in which death occurs; however, under the Plan the aggregate number of such payments shall not exceed the lesser of 120 or the number of months such director served as a non-officer director of TRINOVA.

Under the TRINOVA Corporation Amended Plan for Optional Deferment of Directors' Fees, a director may defer any or all of his annual retainer fees until his directorship ceases, at which time the deferred amounts will be paid in a lump sum or installments commencing on a date designated by the director. He may also defer payment of monthly retirement payments under this Plan until a date designated by the director. A director's election is irrevocable as to fees and retirement payments which have been deferred. Upon the death of a director prior to distribution of the entire balance of his or her account, such balance shall be paid as soon as is administratively feasible in a lump sum to the beneficiary or beneficiaries designated by the director, or, in the absence of such designation, to the estate of the director.

Under the TRINOVA Corporation 1989 Non-Employee Directors' Equity Plan, non-employee directors receive awards consisting of such number of Common Shares of TRINOVA as have an aggregate fair market value on the date of the grant of $25,000 rounded upward to the nearest 10 shares. Non-employee directors who were directors on the effective date of the Plan (April 20, 1989) received an award on that date, and each person who thereafter becomes a non-employee director is entitled to receive an award on the date of his or her initial election. Each non-employee director shall receive one additional award on the date of his or her re-election which most nearly coincides with the fifth anniversary of his or her prior award. All Common Shares granted pursuant to the awards are subject to restrictions for a five-year period. Restrictions on one-fifth of the Common Shares lapse on each subsequent anniversary date of the award, and restrictions on all of the Common Shares awarded to a non-employee director lapse in the event of his or her death, disability or retirement; failure of the non-employee director to be re-elected to the Board; or a change in control of TRINOVA.

In 1994, TRINOVA established the TRINOVA Corporation Directors' Charitable Award Program in order to recognize the interest of TRINOVA and its directors in supporting worthy educational institutions and other charitable organizations and to provide an additional method of funding for the TRINOVA Foundation. The Program is also intended to assist TRINOVA in attracting and retaining directors of outstanding experience and ability. All directors, including Darryl F. Allen, currently participate in the Program.

The Program is administered by the Organization and Compensation Committee of the Board of Directors. Each director may recommend up to nine charitable organizations that qualify under section 501(c)(3) of the Internal Revenue Code. The recommendation of a director who dies or becomes disabled while serving on the Board or after completing five years of Board service will be considered by the Committee after the director's death. If the recommendation is approved, TRINOVA will donate an aggregate of $900,000 in nine equal installments to the designated charity or charities. TRINOVA will also donate $100,000 to the TRINOVA Foundation after the director's death.

TRINOVA expects to purchase life insurance policies on the lives of its current directors to fund the Program, and the Program provides for establishment of a fully funded trust upon a change in control. The Program also permits self-funding. TRINOVA believes that the after-tax cost of the Program over its life will be relatively small compared to the benefits it provides. Directors derive no personal financial or tax benefit from the Program because all insurance proceeds and tax deductions accrue solely to TRINOVA.

_________________________
SECURITY OWNERSHIP

Information with respect to security ownership by beneficial owners of more than 5 percent of any class of TRINOVA's voting securities as of December 31, 1993, is set forth below. This information is based upon reports filed by certain beneficial owners with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 and other information known to TRINOVA.


  Title         Name & Address             Amount & Nature     Percent of
    of           of Beneficial              of Beneficial      Class as of
  Class             Owner                    Ownership      December 31, 1993


  Common    FMR Corp.                        3,626,596 (1)        12.77%
            82 Devonshire Street
            Boston, MA 02109-3614

  Common    Norwest Corporation              1,717,075 (2)         6.04%
              and subsidiaries
           Norwest Center
            Sixth and Marquette
            Minneapolis, MN 55479-1000

_____________________________________________________________________________


(1) FMR Corp. has sole voting power for 290,256 shares, shared voting power for 0 shares, sole dispositive power for 3,626,596 shares and shared dispositive power for 0 shares.

(2) Norwest Corporation and its subsidiaries have sole voting power for 1,508,125 shares, shared voting power for 12,750 shares, sole dispositive power for 1,713,575 shares and shared dispositive power for 2,750 shares; Norwest Corporation and its subsidiaries have disclaimed beneficial ownership of all such shares.


The following table sets forth, as of February 22, 1994, information known to TRINOVA concerning the beneficial ownership of TRINOVA's securities by each of its present directors individually, each of the named executive officers individually, and all present directors and executive officers as a group.

The totals for each person and for the group include shares held personally; shares held by immediate family members sharing the same household; shares held as of December 31, 1993, under TRINOVA's dividend reinvestment plan and retirement savings plans; and shares that may be acquired within 60 days following February 22, 1994, through the exercise of stock options.




 Title
  of           Name of                    Amount & Nature of          Percent
 Class    Beneficial Owner              Beneficial Ownership(1)     of Class(2)
 Common   Directors (excluding
 Shares   Darryl F. Allen):
          Purdy Crawford                         3,084
          Delmont A. Davis                         980
          David R. Goode                           980
          Paul A. Ormond                         1,110
          John P. Reilly                         1,120
          Robert H. Spilman                     31,186
          William R. Timken, Jr.                 2,890
          Named Executive Officers:
          Darryl F. Allen(3)                   216,264
          William R. Ammann (3)                 84,401
          James E. Kline (3)                    14,965
          James McKee (3)                       43,567
          Howard M. Selland (3)                104,616
          All Directors and Executive
          Officers as a Group
          (17 persons)(3)                      585,096                 2.01%(4)


(1) Each director and named executive officer has sole voting and dispositive power with respect to all Common Shares indicated except that (i) 5,727 Common Shares listed for Darryl F. Allen are held by Mr. Allen's wife, and (ii) 450 Common Shares listed for Darryl F. Allen are held by one of Mr. Allen's children who is sharing his home; Mr. Allen has disclaimed beneficial ownership of said Common Shares.

(2) Each director and executive officer owns less than 1 percent of the outstanding Common Shares of TRINOVA as of February 22, 1994.

(3) A portion of the total for the named executive officers and the group includes Common Shares which could be acquired within 60 days following February 22, 1994, through the exercise of stock options: 172,800 Common Shares for Darryl F. Allen; 63,500 Common Shares for William R. Ammann; 7,500 Common Shares for James E. Kline; 34,530 Common Shares for James McKee; 87,500 Common Shares for Howard M. Selland; and 425,480 Common Shares for all executive officers included in the group of directors and executive officers.

(4) For the purpose of computing the percent of class, the Common Shares not outstanding for which all directors and executive officers as a group may acquire beneficial ownership within 60 days following February 22, 1994, through the exercise of stock options are deemed to be outstanding.


EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the annual compensation, the long-term compensation and all other compensation of the named executive officers for each of the last three completed fiscal years.

                                      SUMMARY COMPENSATION TABLE



______________________________________________________________________________________________________________________
|                        |      |                                  |        Long-Term Compensation       |           |
|                        |      |        Annual Compensation       |          Awards(2)       |Payouts(3)|           |
|                        |      |                          Other   |                          |          |           |
|                        |      |                          Annual  |  Restricted              |          | All Other |
|                        |      |                          Compen- |    Stock                 |   LTIP   | Compensa- |
|       Name and         |      |   Salary     Bonus(1)    sation  |    Awards      Options   |  Payouts |  tion(4)  |
|   Principal Position   | Year |    ($)         ($)         ($)   |     ($)          (#)     |    ($)   |    ($)    |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
| Darryl F. Allen        | 1993 | $ 535,417   $190,000       N/A   |     N/A         30,000   |  $ 0     | $ 63,531  |
|   Chairman of the      | 1992 |   515,000     58,000       N/A   |     N/A         30,000   |    0     |   27,910  |
|   Board, President     | 1991 |   504,583       0                |     N/A         30,000   |    0     |           |
|   and Chief Executive  |      |                                  |                          |          |           |
|   Officer of TRINOVA   |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
| Howard M. Selland      | 1993 | $ 335,000   $190,000       N/A   |     N/A         17,500   |  $ 0     | $ 51,736  |
|   Executive Vice       | 1992 |   320,000     58,000       N/A   |     N/A         17,500   |    0     |   27,237  |
|   President of         | 1991 |   295,000       0                |     N/A         15,000   |    0     |           |
|   TRINOVA and          |      |                                  |                          |          |           |
|   President of         |      |                                  |                          |          |           |
|   Aeroquip Corporation |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
| James McKee            | 1993 | $ 306,000   $ 25,000       N/A   |     N/A         15,000   |  $ 0     | $ 15,891  |
|   Executive Vice       | 1992 |   300,000       0          N/A   |     N/A         15,000   |    0     |   16,820  |
|   President of         | 1991 |   275,000       0                |     N/A         15,000   |    0     |           |
|   TRINOVA and          |      |                                  |                          |          |           |
|   President of Vickers,|      |                                  |                          |          |           |
|   Incorporated         |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |

                                                  -9-

______________________________________________________________________________________________________________________
|                        |      |                                  |        Long-Term Compensation       |           |
|                        |      |        Annual Compensation       |          Awards(2)       |Payouts(3)|           |
|                        |      |                          Other   |                          |          |           |
|                        |      |                          Annual  |  Restricted              |          | All Other |
|                        |      |                          Compen- |    Stock                 |   LTIP   | Compensa- |
|       Name and         |      |   Salary     Bonus(1)    sation  |    Awards      Options   |  Payouts |  tion(4)  |
|   Principal Position   | Year |    ($)         ($)         ($)   |     ($)          (#)     |    ($)   |    ($)    |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
| William R. Ammann      | 1993 | $ 242,708   $ 65,000       N/A   |     N/A         10,000   |  $ 0     | $ 27,250  |
|   Vice President-      | 1992 |   231,667     20,000       N/A   |     N/A         10,000   |    0     |   12,299  |
|   Administration       | 1991 |   214,667       0                |     N/A         11,000   |    0     |           |
|   and Treasurer        |      |                                  |                          |          |           |
|   of TRINOVA           |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
| James E. Kline         | 1993 | $ 227,000   $ 60,000       N/A   |     N/A         10,000   |  $ 0     | $ 23,386  |
|   Vice President       | 1992 |   218,000     20,000       N/A   |     N/A         10,000   |    0     |    9,366  |
|   and General Counsel  | 1991 |   193,000       0                |     N/A          9,000   |    0     |           |
|   of TRINOVA           |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |
|                        |      |                                  |                          |          |           |


(1) The payouts shown in this column were made pursuant to the Annual Executive Incentive Plans. No payouts were made pursuant to the 1991 Annual Executive Incentive Plans because return on net assets did not meet the payout threshold established by the Board. (See the subsection entitled "Incentive Plans.")

(2) The awards shown in this column were made pursuant to the TRINOVA Corporation 1987 Stock Option Plan. Although the TRINOVA Corporation 1987 Stock Option Plan permits grants of restricted stock and stock appreciation rights, no grants of restricted stock have been made and no restricted stock or stock appreciation rights were outstanding as of December 31, 1993. (See the subsection entitled "Stock Option Plans.")

(3) No payouts were made pursuant to the 1989-1991, 1990-1992 or 1991-1993 Long-Term Incentive Plans because returns on shareholders' equity did not meet the payout thresholds established by the Board. (See the subsection entitled "Incentive Plans.")

(4) The amounts shown in this column consist of annual company contributions (including the company match and the company profit-sharing allocation) under TRINOVA's defined-contribution retirement plans and under the applicable portion of the TRINOVA Corporation Supplemental Benefit Plan. (See the subsection entitled "Retirement Plans" and the table below.)





______________________________________________________________________________________________________________________

                          Qualified Retirement Plan                Supplemental Plan                  Total
                       Match            Profit-Sharing        Match         Profit-Sharing
______________________________________________________________________________________________________________________

1993
Allen                 $7,075               $13,931           $10,516           $32,009               $63,531
Selland                7,075                13,931             4,708            26,022                51,736
McKee                  9,434                 3,249             2,566               642                15,891
Ammann                 7,075                13,931               710             5,534                27,250
Kline                  4,717                17,548               456               665                23,386

1992
Allen                 $6,865               $ 5,278           $ 8,585           $ 7,182               $27,910
Selland                6,865                12,306             2,734             5,332                27,237
McKee                  9,154                 3,156             3,280             1,230                16,820
Ammann                 6,865                 5,278                85                71                12,299
Kline                  4,360                 5,006               --                --                  9,366

______________________________________________________________________________________________________________________


Incentive Plans

Employees of TRINOVA and its subsidiary companies who hold certain responsible management positions are eligible to participate in either the TRINOVA Corporation Incentive Compensation Plan, the Aeroquip Corporation Incentive Compensation Plan or the Vickers, Incorporated Incentive Compensation Plan (collectively, the "Cash Incentive Plans").

The Cash Incentive Plans are administered by the Organization and Compensation Committee of the Board, subject to full Board approval. Each Cash Incentive Plan provides for two separate performance periods. The first is a series of successive one-year periods commencing on January 1 of each year, which is known as the "Annual Executive Incentive Plan." The second is a series of successive overlapping three-year periods commencing on January 1 of each year, which is known as the "Long-Term Incentive Plan." Awards under the Annual Executive Incentive Plan are based on meeting established return on net asset performance goals and are paid to participants in cash promptly following the close of each one-year period. Awards under the Long-Term Incentive Plan are based on meeting established return on shareholders' equity performance goals and are paid in cash promptly following the close of each three-year period. If Item 2 is approved by the shareholders at the annual meeting, 60 percent of any awards presently outstanding under the Long-Term Incentive Plan that become payable in the future will be paid in the form of Common Shares. See Item 2 - Ratification and Separate Approval of the TRINOVA Corporation 1994 Stock Incentive Plan--New Plan Benefits Table below.

The following table contains information regarding potential future payouts pursuant to the 1993-1995 Long-Term Incentive Plan period under the Cash Incentive Plans:

                     LONG-TERM INCENTIVE PLAN -
                     AWARDS IN LAST FISCAL YEAR

______________________________________________________________________________
|                    |               |    Estimated Future Payouts under     |
|                    |               |       Non-Stock Price-Based Plan      |
|                    |  Three-Year   |    (Potential Payouts if Three-Year   |
|                    |  Performance  |  Average ROE Reaches Required Levels) |
|                    | Period Until  |                                       |
|                    |  Maturation   |   Threshold      Target       Maximum |
|      Name          |   or Payout   |      ($)           ($)          ($)   |
|                    |               |                                       |
|                    |               |                                       |
| Darryl F. Allen    |  1993 - 1995  |  $ 56,267      $ 281,334    $ 562,668 |
|                    |               |                                       |
|                    |               |                                       |
| Howard M. Selland  |  1993 - 1995  |    25,917        129,587      259,173 |
|                    |               |                                       |
|                    |               |                                       |
| James McKee        |  1993 - 1995  |    25,917        129,587      259,173 |
|                    |               |                                       |
|                    |               |                                       |
| William R. Ammann  |  1993 - 1995  |    16,633         83,165      166,330 |
|                    |               |                                       |
|                    |               |                                       |
| James E. Kline     |  1993 - 1995  |    16,633         83,165      166,330 |
|                    |               |                                       |

Stock Option Plans

Key employees of TRINOVA and its subsidiaries are eligible to participate in the TRINOVA Corporation 1987 Stock Option Plan (the "1987 Option Plan").
Under the 1987 Option Plan, options for TRINOVA's Common Shares are granted to Board-approved participants. The option price is the fair market value on the date of grant. The option period is set by the Board. Stock appreciation rights ("SARs") may be granted in connection with options. Options granted may be incentive stock options or non-qualified options. In addition, the Board may grant options which do not require the payment of any option price but which call for the transfer of shares to the optionee subject to forfeiture if conditions prescribed by the Board are not satisfied. The Board may, with the concurrence of the affected optionee, cancel any option granted under the 1987 Option Plan. In the event of any such cancellation, the Board may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) at such option price and subject to the same terms and conditions as, under the 1987 Option Plan, would have been applicable had the canceled options not been granted. Upon adoption, the 1987 Option Plan superseded the TRINOVA Corporation 1982 Stock Option Plan (the "1982 Option Plan"); however, a number of options that were granted under the 1982 Option Plan remain outstanding.
No SARs are outstanding under the 1987 Option Plan or the 1982 Option Plan. The 1982 and 1987 Option Plans are proposed to be replaced by a new plan. See
Item 2 - Ratification and Separate Approval of the TRINOVA Corporation 1994 Stock Incentive Plan below. The following table contains information concerning grants of stock options made during the last completed fiscal year to each of the named executive officers of TRINOVA:


                                   OPTION GRANTS IN LAST FISCAL YEAR(1)

______________________________________________________________________________________________________________________
|                                                                      |                                             |
|                         Individual Grants                            |                 Potential                   |
|                    |                                                 |             Realizable Value at             |
|                    |              % of                               |               Assumed Annual                |
|                    |Number of     Total                              |            Rates of Stock Price             |
|                    |Securities   Options                             |               Appreciation                  |
|                    |Underlying  Granted to                           |              for Option Term                |
|                    | Options    Employees     Exercise               |           5%                     10%        |
|                    | Granted    in Fiscal     Price(2)    Expiration |      ($47.85/Sh)            ($76.19/Sh)     |
|       Name         |   (#)        Year         ($/Sh)        Date    |          ($)                     ($)        |
|                    |                                                 |                                             |
|                    |                                                 |                                             |
| Darryl F. Allen    |  30,000      10.8%       $ 29.375      5/26/03  |    $    554,213          $    1,404,486     |
|                    |                                                 |                                             |
| Howard M. Selland  |  17,500       6.3%         29.375      5/26/03  |         323,291                 819,283     |
|                    |                                                 |                                             |
| James McKee        |  15,000       5.4%         29.375      5/26/03  |         277,107                 702,243     |
|                    |                                                 |                                             |
| William R. Ammann  |  10,000       3.6%         29.375      5/26/03  |         184,738                 468,162     |
|                    |                                                 |                                             |
| James E. Kline     |  10,000       3.6%         29.375      5/26/03  |         184,738                 468,162     |
|                    |                                                 |                                             |
| All Shareholders   |   N/A         N/A           N/A          N/A    |     524,798,633(3)        1,321,958,787(3)  |
|                    |                                                 |                                             |
|                    |                                                 |                                             |


(1) The options shown in this table were granted on May 27, 1993, under the TRINOVA Corporation 1987 Stock Option Plan. The options become exercisable on May 27, 1994, and expire on May 26, 2003.

(2) The exercise price of $29.375 was the closing price of TRINOVA Common Shares on the New York Stock Exchange - Composite Transactions list on the grant date of May 27, 1993.

(3) The potential realizable value for all shareholders reflects the increase in value of all outstanding shares (28,405,880 as of December 31, 1993) based on a beginning price of $29.375 and assuming annual rates of stock appreciation of 5 percent and 10 percent, respectively, over a period of 10 years.


The following table contains information concerning exercise of stock options during the last completed fiscal year by each of the named executive officers of TRINOVA, and the fiscal year-end value of unexercised options held by such executive officers:



                            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTION VALUES(1)

______________________________________________________________________________________________________________________
|                   |                 |                    |                             |                           |
|                   |                 |                    |          Number of          |   Value of Unexercised    |
|                   |                 |                    |   Unexercised Options at    |  In-the-Money Options at  |
|                   |                 |                    |       Fiscal Year-End       |      Fiscal Year-End      |
|                   | Shares Acquired |                    |             (#)             |            ($)            |
|                   |   on Exercise   |   Value Realized   |                             |                           |
|      Name         |       (#)       |        ($)         |Exercisable  Unexercisable(2)|Exercisable   Unexercisable|
|                   |                 |                    |                             |                           |
|                   |                 |                    |                             |                           |
| Darryl F. Allen   |     36,777      |    $ 479,644       |    237,000       30,000     | $ 1,092,640    $ 60,000   |
|                   |                 |                    |                             |                           |
|                   |                 |                    |                             |                           |
| Howard M. Selland |          0      |            0       |    132,500       17,500     |     609,145      35,000   |
|                   |                 |                    |                             |                           |
|                   |                 |                    |                             |                           |
| James McKee       |     58,970      |      321,039       |     54,030       15,000     |     168,276      30,000   |
|                   |                 |                    |                             |                           |
|                   |                 |                    |                             |                           |
| William R. Ammann |      6,000      |       51,750       |     86,500       10,000     |     366,880      20,000   |
|                   |                 |                    |                             |                           |
|                   |                 |                    |                             |                           |
| James E. Kline    |     24,000      |      137,750       |     27,500       10,000     |     105,313      20,000   |
|                   |                 |                    |                             |                           |


(1) The options shown in this table were granted under the TRINOVA Corporation 1982 and 1987 Stock Option Plans.

(2) Options become exercisable May 27, 1994.


TRINOVA Stock Performance Graph

The following graph compares the yearly cumulative total shareholder return on TRINOVA Common Shares with the cumulative total return of the Standard & Poor's Manufacturing (Diversified Industrials) Index and the cumulative total return for the Standard & Poor's 500 Stock Index, assuming reinvestment of dividends, during the period from December 31, 1988 to December 31, 1993:



              Comparison of Five-Year Cumulative Total
         Return among TRINOVA Corporation, S&P Manufacturing
       (Diversified Industrials) Index and S&P 500 Index (1)


                                    S&P Manufacturing
  Measurement Period     TRINOVA    (Diversified Indus-
(Fiscal Year Covered)  Corporation   trials) Index(2)  S&P 500 Index


Measurement Pt-12/31/88$100         $100               $100


FYE 12/31/89           $ 91         $112               $132
FYE 12/31/90           $ 70         $111               $128
FYE 12/31/91           $ 78         $136               $166
FYE 12/31/92           $ 87         $147               $179
FYE 12/31/93           $131         $179               $197


________________


(1) This graph assumes a $100 investment in each of TRINOVA Corporation Common Stock, the S&P Manufacturing (Diversified Industrials) Index and the S&P 500 Index.

(2) The S&P Manufacturing (Diversified Industrials) Index includes the following companies: Crane Co.; Dover Corporation; Illinois Tool Works Inc.; The Interlake Corporation; Johnson Controls, Inc.; Millipore Corporation; NACCO Industries, Inc. 'A'; Pall Corporation; Parker Hannifin Corporation; The Timken Company; TRINOVA Corporation; and Tyco Laboratories, Inc.


Board Compensation Committee
Report on Executive Compensation

The executive compensation program is administered by the Organization and Compensation Committee (the "Committee"), a committee of the Board of Directors comprising the individuals listed below, all of whom are non-employee directors. The Committee makes recommendations to the full Board with respect to compensation matters for TRINOVA's executives. The Committee strives to balance short- and long-term objectives in establishing performance criteria, evaluating performance and determining actual awards.

Compensation Philosophy

The executive compensation program supports the TRINOVA mission by linking compensation to business performance and profitability. This linkage is achieved through the design of incentive plans which focus on the return on net assets (RONA), return on shareholders' equity (ROE) and the attainment of individual goals.

The current executive compensation program consists of a salary which is targeted to the 50th percentile of similarly sized industrial companies, annual and long-term incentive opportunities, and stock options. As an executive's level of responsibility increases, a greater portion of the total compensation opportunity is contingent on improving TRINOVA's performance and a lesser portion on salary. For the five executive officers named in the Summary Compensation Table, more than half of their total compensation opportunity is contingent on TRINOVA's financial results and on growth in the market value of TRINOVA common stock.

Periodically, a consulting firm compares TRINOVA's financial results and compensation practices to a peer group of companies which are generally similar in sales volume and market diversity. The review helps management assure that TRINOVA's overall compensation program is competitive and consistent with its compensation philosophy. There are currently 18 companies in the peer group, which is subject to occasional change as a result of mergers, acquisitions or other business considerations. The peer group includes five of the 12 companies in the S&P Manufacturing (Diversified Industrials) Index presented in the performance graph.

Salaries

The Board of Directors, acting on the recommendation of the Organization and Compensation Committee, approves salaries of executive management. Executive salaries are competitive with median salaries paid by comparable industrial companies. There were no general salary increases during the last three years granted to the executive officers named in the Summary Compensation Tables; individual increases during these years varied in length of time since the previous increase and in the amount and reflect the Board's judgment of the managerial skills and leadership of the individuals. Salaries of executive management also take into account business results with an emphasis on tactical progress toward achieving strategic objectives.

Annual Executive Incentive Plan

Annual Executive Incentive Plan payouts are based on meeting Board-approved RONA goals. At the start of each year annual RONA goals are set at levels which, if achieved, will result in total cash compensation to the executives that is consistent with TRINOVA's compensation philosophy. The payout schedule is accelerated at 50 percent of goal, thereby increasing the award opportunity as the level of performance increases.

No award payouts were generated from the Annual Executive Incentive Plan for fiscal year 1991 because RONA performance did not meet the payout thresholds established by the Board. In 1992 and 1993, RONA threshold performance levels were exceeded in certain businesses. Accordingly, the Committee approved the awards shown in the Summary Compensation Table.

The Long-Term Incentive Plan

The purpose of the Long-Term Incentive Plan is to focus TRINOVA's executive management team on increasing the value of the shareholders' investment. Each year a new three-year Long-Term Incentive Plan is approved by the Board.

The Long-Term Incentive Plan requires the three-year average ROE to meet a threshold level before any award is made. The performance threshold is regarded by the Committee as challenging when compared with the recent ROE results of TRINOVA and other industrial companies.

As reported in the Summary Compensation Table, there has been no award payout from the plan for Mr. Allen or any of the participants in 1991, 1992 and 1993, because the threshold performance levels were not achieved.

Stock Options

The 1987 Option Plan and the proposed 1994 Stock Incentive Plan are designed to align the executive's financial interests with those of the shareholders by encouraging key executives to acquire and hold a growing ownership stake in TRINOVA. Share ownership guidelines have been established whereby executives are expected to accumulate and own a specified number of shares over time.

The Committee has annually granted median competitive levels of non-qualified, 10-year term stock options to executive officers and selected key employees. The Committee recommends action to the full Board regarding the type, size and terms of stock option grants. Stock options were awarded at fair market value so that future value arises only when the TRINOVA stock price increases above the exercise price. The Committee does not permit repricing of options which may fall below the initial exercise price. In selecting recipients and in determining the size of the grant, the Committee does not use any single formula, but considers the potential and performance of the recipient, grants made in prior years and options which remain outstanding.

CEO Compensation

The potential value of Mr. Allen's total compensation package has been structured to pay-for-performance by placing a high degree of compensation at risk. Mr. Allen's salary was increased in June 1993, from an annual rate of $515,000 to $550,000; his prior salary had been in effect for two years. In adjusting his salary, the Committee recognized that during 1993, TRINOVA continued to reduce its costs and make significant improvements in operating profitability.

Mr. Allen was awarded $190,000 from the 1993 Annual Executive Incentive Plan based on RONA goals which were approved by the Committee at the start of the year. The 1993 award represented an increase over 1992, reflecting improved RONA performance. He received no payout from the 1991-1993 Long-Term Incentive Plan because the average three-year ROE performance threshold established in 1991 was not achieved. Mr. Allen was awarded 30,000 non-qualified stock options at $29.375 per share which was the New York Stock Exchange closing price of TRINOVA Common Shares on date of award. The stock options have a 10-year term. The number of stock options awarded is in line with the average award level of comparably sized industrial companies. In making its award, the Committee takes into consideration current stock holdings and previous stock option awards, as well as unexercised shares.

Compliance with Federal Tax Legislation

Federal tax legislation enacted in 1993, generally, would preclude TRINOVA and other public companies from taking a tax deduction for compensation over $1 million which is not "performance-based" and is paid, or otherwise taxable, to persons named in the Summary Compensation Table and employed by TRINOVA at the end of the applicable tax year.

No named executive officer is likely to earn over $1 million in 1994. The Committee intends to monitor the executive compensation program with respect to the present federal tax law.

Organization and Compensation Committee

The executive compensation program has operated as designed, as described in this report, and as evidenced by the accompanying tables and performance graph. This report is submitted by the Organization and Compensation Committee of TRINOVA's Board of Directors:

                                    ROBERT H. SPILMAN     DAVID R. GOODE
                                    PURDY CRAWFORD        PAUL A. ORMOND

Retirement Plans

TRINOVA maintains defined-contribution plans that are designed to provide retirement benefits for executive officers and other covered employees. Under these plans TRINOVA matches employee contributions up to specified limits and also makes profit-sharing contributions. All covered employees receive a minimum profit-sharing contribution of 1 percent of their annual compensation up to the Social Security wage base and 1.5 percent of annual compensation in excess of that base. Additional profit-sharing allocations depend on the return on net assets achieved each year by TRINOVA or the operating company that sponsors the particular plan. Under the terms of these plans, 25 percent of all profit-sharing contributions are invested in TRINOVA Common Shares. TRINOVA also maintains a Supplemental Benefit Plan for certain employees whose benefits or contributions under qualified plans are limited by the Internal Revenue Code.

In the past TRINOVA maintained active defined-benefit plans, which have been amended to freeze the years of service for all participants. The plans' formulas provide an annual pension benefit in the form of a life annuity to an employee or his or her surviving spouse calculated by multiplying the number of years of credited service by an amount equal to 1 percent of compensation up to covered compensation for Social Security purposes plus 1.5 percent of compensation in excess of that amount. The compensation covered by these plans consists of salary and bonus. Estimated annual retirement benefits payable under the present terms of these plans to Messrs. Allen, Ammann, McKee and Selland who have vested benefits under these plans based upon 15.67, 23.75, 3.50 and 15.67 years of service, respectively, and the applicable portion of the Supplemental Benefit Plan, assuming each continues in employment with TRINOVA at his present rate of compensation until normal retirement age, are $101,412, $88,382, $14,962 and $43,703, respectively.

Change in Control Agreements

TRINOVA has entered into agreements with Messrs. Allen, Ammann, Kline, McKee, Selland and each of its other executive officers. These agreements are designed primarily to aid in ensuring continued management in the event of an actual or threatened change in control of TRINOVA (as defined in the agreements). The agreements provide that in the event an executive officer is terminated by TRINOVA other than upon his death, disability or for cause (as defined in the agreements) within four years after a change in control, he would be entitled to: (i) a lump sum payment equal to two years' (or, if less, the period until age 65) salary and short-term annual incentive compensation (based upon an average of his highest compensation in two of the previous five years); (ii) a contribution by TRINOVA to the executive's retirement savings plan account in an amount equal to 9 percent of his average compensation (as determined in clause (i) above); and (iii) continued participation in TRINOVA's welfare-benefit plans for two years (or, if earlier, age 65). The officer would also be entitled to receive the payments and benefits described above if he resigned within a period between six months and two years following a change in control for reasons set forth in the agreements relating to changed circumstances.

________________________
ITEM 2. RATIFICATION AND SEPARATE APPROVAL OF THE TRINOVA CORPORATION 1994 STOCK INCENTIVE PLAN

General

The Board of Directors adopted the TRINOVA Corporation 1994 Stock Incentive Plan (the "Stock Incentive Plan") on January 27, 1994, subject to approval by the shareholders at the annual meeting to be held on April 21, 1994. If the requisite approval is not obtained, no awards will be made under the Stock Incentive Plan. The Stock Incentive Plan authorizes the granting of options to purchase Common Shares ("Option Rights"), stock appreciation rights ("Appreciation Rights") and performance awards ("Performance Awards"). The purpose of the Stock Incentive Plan is to promote the long-term success of TRINOVA and increase shareholder value by providing officers and other salaried employees of TRINOVA and its subsidiaries with incentive awards that reward performance and continued service with TRINOVA. By encouraging such employees through stock-based awards or award payments to become owners of the Common Shares, it is intended that participants in the Stock Incentive Plan will view TRINOVA from an ownership perspective. Additionally, TRINOVA believes the Stock Incentive Plan will assist in attracting and retaining persons of the highest caliber.

The Stock Incentive Plan will replace TRINOVA's 1982 and 1987 Stock Option Plans (the "Option Plans"), under which no awards will be granted after the Stock Incentive Plan is approved by the shareholders. The Stock Incentive Plan is also intended to serve as the vehicle for settlement in Common Shares of a portion of the awards that may be earned pursuant to Long-Term Incentive Plan periods under the Cash Incentive Plans. See "New Benefit Plans Table" below.

Summary of the Stock Incentive Plan

The terms applicable to these various types of awards, including those terms that may be established by the Organization and Compensation Committee when making or administering particular awards, are set forth in detail in the Stock Incentive Plan. The following general description of certain features of the Stock Incentive Plan is qualified in its entirety by reference to the text of the Stock Incentive Plan, which is attached as Appendix A.

Shares Available under the Stock Incentive Plan Subject to adjustment as provided in the Stock Incentive Plan, the number of Common Shares that may be issued or transferred under the Stock Incentive Plan shall not in the aggregate exceed 1,419,900 shares, which includes the 419,900 Common Shares that were available for grants under the Option Plans as of the date the Stock Incentive Plan was approved by the Board of Directors. The aggregate number of Common Shares that may be covered by Option Rights and Appreciation Rights granted to any single individual under the Stock Incentive Plan may not exceed 200,000. Common Shares subject to an award under the Stock Incentive Plan that expire, terminate or are canceled without exercise or vesting shall thereafter be available for the grant of other awards. Further, in instances where an Appreciation Right or Performance Award is settled in cash, the Common Shares covered by such settlements will not be deemed issued or transferred and shall remain available for issuance under the Stock Incentive Plan. Likewise, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards will not be counted against the Common Shares available for issuance. Common Shares delivered under the Stock Incentive Plan may be shares of original issuance, treasury shares or a combination thereof.

Administration The Stock Incentive Plan will be administered by the Organization and Compensation Committee of the Board (the "Committee"). The Committee will be composed of three or more members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule. The Committee will have full authority to interpret the Stock Incentive Plan and to adopt such rules, regulations and guidelines for carrying out the Stock Incentive Plan as it may deem necessary or proper. This authority includes, but is not limited to, selecting award recipients; establishing all award terms, conditions and restrictions; and determining the number of Common Shares covered by each award. The Committee will also prescribe the forms of the instruments evidencing any awards granted and make all determinations necessary or desirable for the administration of the Stock Incentive Plan.
The Committee may provide for the acceleration of vesting of any award in the event of a change in control of TRINOVA or any other similar transaction or event. In no event, however, shall the Committee have the authority, without approval by the shareholders of TRINOVA, to cancel outstanding Option Rights or Appreciation Rights for the purpose of replacing or regranting such Option Rights or Appreciation Rights with Option Rights or Appreciation Rights with a purchase price that is less than the purchase price of the original Option Right or Appreciation Right.

The Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Stock Incentive Plan and may provide for special terms for awards to participants who either are foreign nationals or are employed by TRINOVA or any of its subsidiaries outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

Eligibility Any salaried employee of TRINOVA may be selected by the Committee to receive benefits under the Stock Incentive Plan. For this purpose, "TRINOVA" includes any entity that is directly or indirectly controlled by TRINOVA or in which TRINOVA has a significant equity interest, as determined by the Committee. Approximately 5,430 officers and other salaried employees of TRINOVA and its subsidiaries would be eligible to be considered for participation in the Stock Incentive Plan.

Option Rights The Committee may grant Option Rights that entitle the optionee to purchase Common Shares at a price equal to or greater than fair market value on the date of grant except that, if Option Rights are granted retroactively in tandem with or as a substitute for Appreciation Rights, the exercise price may be no lower than the fair market value of a Common Share on the date the Appreciation Rights were granted. This exception makes it possible for the Committee, with the consent of a holder of Appreciation Rights awarded under the Stock Incentive Plan, to replace them with Option Rights having an equivalent value. The market value of one Common Share was $38.125 on February 22, 1994, which was the closing price of the Common Shares on the New York Stock Exchange on that date.

The option price is payable in cash or by such other method as may be permitted by the Committee, including, but not limited to, (i) tendering (either actually or constructively by attestation) Common Shares; (ii) surrendering an award valued at fair market value on the date of surrender; or
(iii) any combination of the foregoing. Any grant may provide for deferred payment of the option price from the proceeds of sale through a third party of some or all of the Common Shares to which the exercise relates. The Committee has the authority to specify at the time Option Rights are granted that Common Shares will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the Stock Incentive Plan does not require any such holding period and would permit immediate sequential exchanges of Common Shares at the time of exercise of Option Rights.

Option Rights granted under the Stock Incentive Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code") or Option Rights that are not intended to so qualify. At or after the date of grant of any non-qualified Option Rights, the Committee may provide for the payment of dividends or dividend equivalents to the optionee. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Common Shares or share equivalents which are also subject to award contingencies.

Option Rights may be granted with any period of duration. Any grant may specify a period of continuous employment with TRINOVA or any subsidiary that is necessary before the Option Rights will become exercisable. Subject to the maximum limitation on grants to any individual mentioned above, successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

Appreciation Rights An Appreciation Right represents a right to receive a payment, in cash or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the Appreciation Right is exercised over the fair market value on the date the Appreciation Right was granted. However, if an Appreciation Right is granted retroactively in tandem with or as a substitution for an Option Right, the designated fair market value in the applicable award agreement may be no lower than the fair market value of a Common Share on the date such Option Right was granted. Appreciation Rights granted under the Stock Incentive Plan may either be freestanding Appreciation Rights or may be granted in tandem with Option Rights. As in the case of Option Rights, the Committee may provide with respect to any grant of Appreciation Rights for the payment of dividends or dividend equivalents in cash or Common Shares.

Performance Awards A Performance Award is a right to receive a future payment contingent on both continuous service with TRINOVA and the achievement of pre-established goals. The performance measures to be used for performance awards shall be limited to one or more of the following: return on shareholders' equity, return on assets, shareholder returns, profit margin and earnings per share. Notwithstanding the foregoing, in the event the Committee determines that a single predetermined performance measure is required for awards to qualify for the "performance-based" exception under Section 162(m) of the Code, the performance measure that shall be used will be return on shareholders' equity. A performance period will cover a minimum period of 12 fiscal quarters or such longer period as may be determined by the Committee.
A Performance Award may be denominated in Common Shares or in cash or share units. No single individual may receive a payment of more than $800,000 for any single performance period. Subject to such maximum amount, the amounts that may be earned by a participant receiving a Performance Award may vary in accordance with the level of achievement of the applicable performance goal(s). Performance periods may overlap one another, and a participant may simultaneously hold awards covering overlapping periods with different performance goals for different performance measures. As determined by the Committee, performance awards may be settled in cash, Common Shares or a combination of both. As mentioned above, it is presently contemplated that, among other things, Common Shares available under the Stock Incentive Plan will be used as the form of payment for a portion of the amounts that may be earned under outstanding long-term performance awards previously made pursuant to Long-Term Incentive Plan periods under the Cash Incentive Plans.

As in the case of other awards, the Committee may provide that any Performance Awards earn dividends or dividend equivalents payable in cash or Common Shares.

Settlements and Deferrals Payment of awards under the Stock Incentive Plan may be in the form of cash, Common Shares, other awards or combinations thereof, as the Committee may determine, and any such payment may be subject to such terms, conditions and restrictions as the Committee may impose. The Committee also may require or permit participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under such rules and procedures as it may establish under the Stock Incentive Plan. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.

Transferability Awards granted under the Stock Incentive Plan may not be transferable or assignable other than by will or the laws of descent and distribution, and options and SARs may be exercised during an employee's lifetime only by the employee or his or her legal representative. However, if Rule 16b-3 under the 1934 Act as in effect on and after May 1, 1991 shall become applicable to the Plan, the Committee may provide for the transferability of particular awards: (i) by gift or other transfer of an award to (a) any trust or estate in which the original award recipient or such person's spouse or other immediate relative has a substantial beneficial interest or (b) a spouse or other immediate relative; and (ii) pursuant to a qualified domestic relations order (as defined by the Code).

Adjustments The Committee is required under the Stock Incentive Plan to make or provide for such adjustments in the price and in the number and kind of Common Shares covered by outstanding awards or available for awards pursuant to the Stock Incentive Plan as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants that would otherwise result from (i) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other change in the capital structure of TRINOVA; (ii) any merger, consolidation, separation, reorganization, or partial or complete liquidation; or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Further, in the event of a spin-off, extraordinary dividend or other distribution to shareholders, or similar transaction, the Committee may also make such adjustments in outstanding awards as it deems appropriate.

If another corporation is merged into TRINOVA or TRINOVA otherwise acquires another corporation, the Committee may elect to assume under the Stock Incentive Plan any or all outstanding stock options or other awards granted by such corporation under any stock option or other plan adopted by it prior to such acquisition. Such assumptions will be on such terms and conditions as the Committee may determine except that the awards as so assumed may not contain any terms, conditions or rights that are inconsistent with the terms of the Stock Incentive Plan. Unless otherwise determined by the Committee, such awards will not be taken into account for purposes of the limitations described above that are contained in the Stock Incentive Plan.

Amendments and Termination The Committee may at any time amend or terminate the Stock Incentive Plan, provided that approval by the shareholders of TRINOVA shall be required for any amendment which would, in the absence of such shareholder approval, (i) cause transactions under the Plan to cease to qualify as exempt transactions under either Rule 16b-3 of the 1934 Act or any successor rule, or (ii) increase the maximum number of shares subject to the Plan. Unless terminated earlier, the Stock Incentive Plan will terminate on April 21, 1999.

New Plan Benefits Table

Owing to the discretion to be exercised by the Committee in administering the Stock Incentive Plan, it is not possible to determine in advance how the several types of awards authorized under the Stock Incentive Plan will be allocated among eligible salaried employees. However, as discussed above, it is presently contemplated that the Stock Incentive Plan will, among other things, serve as the vehicle for converting a portion of the awards previously made pursuant to Long-Term Incentive Plan periods under the existing Cash Incentive Plans, which provide for payment in cash, into awards payable in Common Shares. Accordingly, set forth in the table below are the dollar value and the number of Common Shares that would be paid under the Stock Incentive Plan to the specified individuals and groups if all awards presently outstanding under the Long-Term Incentive Plans, which are the parts of the Cash Incentive Plans that operate on a three-year cycle, were earned and paid at the maximum level under the Cash Incentive Plans during the years 1994, 1995 and 1996 and 60 percent of the value of each award were paid in the form of Common Shares (valued at $38.125 per share). It should be noted that only part or none of the performance-based awards presently outstanding under the Cash Incentive Plans, which were previously approved by shareholders, may in fact be so earned and paid out.

     Name and Position         Dollar Value ($)      Number of Shares

Darryl F. Allen                   $ 1,013,309             26,579
  Chairman of the Board,
  President and Chief
  Executive Officer of TRINOVA

Howard M. Selland                     467,485             12,262
  Executive Vice President of
  TRINOVA and President of
  Aeroquip Corporation

James McKee                           467,485             12,262
  Executive Vice President of
  TRINOVA and President of
  Vickers, Incorporated

William R. Ammann                     300,405              7,879
  Vice President - Administration
  and Treasurer of TRINOVA

James E. Kline                        300,405              7,879
  Vice President and
  General Counsel of TRINOVA

All current executive officers      3,147,427             82,555
  as a group

All current employees, including
  all current officers who are not
  executive officers, as a group    5,092,185             133,566


Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Stock Incentive Plan based on federal income tax laws in effect on January 1, 1994. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-qualified Option Rights In general: (i) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If Common Shares are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

If Common Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in the sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any non-restricted shares of Common Shares, received pursuant to the exercise.

Performance Awards No income generally will be recognized upon the grant of Performance Awards. Upon payment in respect of the earn-out of Performance Awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted Common Shares received.

Special Rules Applicable to Officers In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the 1934 Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer to suit under Section 16(b) of the 1934 Act, but no longer than six months.

Tax Consequences to TRINOVA or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, TRINOVA or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation and (ii) any applicable withholding obligations are satisfied. If the Stock Incentive Plan is approved by shareholders, awards may be structured so as to qualify as "performance-based" compensation that is not subject to the $1 million limitation on executive compensation.

Recommendation

The Board of Directors believes that the approval of the Stock Incentive Plan is in the best interest of TRINOVA and the shareholders because the Stock Incentive Plan will enable TRINOVA to provide competitive equity incentives to officers and other salaried employees to enhance the profitability of TRINOVA and increase shareholder value.

The Board of Directors recommends a vote FOR approval of the TRINOVA Corporation 1994 Stock Incentive Plan.

________________________
ITEM 3.  APPROVAL OF INDEPENDENT AUDITORS

The Board of Directors has employed the firm of Ernst & Young, Certified Public Accountants, as the independent auditors for TRINOVA for the year 1994, and recommends ratification of this action at the annual meeting of shareholders. If the employment of Ernst & Young is not ratified, the Board will consider the appointment of other auditors.

Representatives of Ernst & Young will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL RATIFYING THE EMPLOYMENT OF ERNST & YOUNG AS TRINOVA'S INDEPENDENT AUDITORS FOR 1994.

                                    By Order of the Board of Directors,


                                    /S/ JAMES M. OATHOUT
                                    James M. Oathout
                                    Secretary

                                                          APPENDIX A




                         TRINOVA CORPORATION

                      1994 STOCK INCENTIVE PLAN


- -----------------------------------------------------------------------------


1. Purpose. The purpose of the TRINOVA Corporation 1994 Stock Incentive Plan (the "Plan") is to promote the long-term success of TRINOVA Corporation ("TRINOVA") and increase shareholder value by providing officers and other salaried employees of TRINOVA and its subsidiaries with incentive awards that reward performance and continued service with TRINOVA. By encouraging such employees through stock-based awards or award payments to become owners of the Common Shares of the par value of $5 per share ("Common Shares") of TRINOVA, it is intended that Plan participants will view TRINOVA from an ownership perspective. Additionally, TRINOVA believes the Plan will assist in attracting and retaining persons of the highest caliber.

2. Effective Dates. The Plan shall become effective upon approval by the shareholders of TRINOVA and shall remain effective until the fifth anniversary of such approval or earlier termination by TRINOVA's Board of Directors (the "Board").

3. Administration of the Plan. The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall be composed of three or more members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule. The Committee shall have full authority to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. This authority shall include, but is not limited to, selecting award recipients; establishing all award terms, conditions and restrictions; and determining the number of Common Shares covered by each award. The Committee shall also prescribe the forms of the instruments evidencing any awards granted and make all determinations necessary or desirable for the administration of the Plan. The Committee may provide for the acceleration of vesting of any award in the event of a change in control of TRINOVA or other similar transaction or event. In no event, however, shall the Committee have the authority, without approval by the shareholders of TRINOVA, to cancel outstanding stock options or stock appreciation rights ("SARs") for the purpose of replacing or regranting such stock options or SARs with stock options or SARs with a purchase price that is less than the purchase price of the original option or SAR.

4. Eligibility. Any salaried employee of TRINOVA may be eligible to receive one or more awards under the Plan. "Employee" shall also include any former salaried employee of TRINOVA eligible to receive an assumed or replacement award or award settlement as contemplated in Sections 7 and 9 of the Plan, and "TRINOVA" includes any entity that is directly or indirectly controlled by TRINOVA or any entity in which TRINOVA has a significant equity interest, as may be determined by the Committee.

5.        Common Shares Available for Awards.  Subject to the provisions of
Section 12, the aggregate number of Common Shares that may be issued or transferred under this Plan shall be 1 million shares plus the aggregate number of shares available for grants under TRINOVA's 1982 Stock Option Plan and 1987 Stock Option Plan (the "Prior Plans") as of the date this Plan is approved by the Board. The aggregate number of Common Shares that may be covered by stock options and SARs granted to any single individual under the Plan shall not exceed 200,000. Common Shares subject to an award under the Plan that expires, terminates or is canceled without exercise or vesting shall thereafter be available for the grant of new awards other than incentive stock options intended to comply with Section 422 of the Internal Revenue Code (the "Code"). Further, in instances where an SAR or other award is settled in cash, the Common Shares covered by such settlements shall not be deemed issued or transferred and shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the Common Shares available for issuance.

Any Common Shares delivered under the Plan may consist of authorized and unissued shares or treasury shares, and no fractional shares shall be issued or transferred under the Plan. Cash may be paid in lieu of any fractional shares in settlement of awards under the Plan.

6. Fair Market Value. "Fair Market Value" for all purposes under the Plan shall mean the closing price of a Common Share as reported under "NYSE Composite Transactions" in THE WALL STREET JOURNAL, or similar readily available public source, for the date in question. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which sales of Common Shares were made shall be used.

7. Awards. The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Subject to Section 3 of the Plan, awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of TRINOVA, including the Prior Plans or the plan of any acquired entity. The types of awards that may be granted under the Plan are:

          (a) Stock Options -- A grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Committee. The purchase price per Common Share for each stock option shall be not less than 100 percent of Fair Market Value on the date of grant, except that, if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a Common Share on the date the SAR was granted. A stock option may be in the form of an incentive stock option which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The price at which a Common Share may be purchased under a stock option shall be paid in cash or by such other method as may be permitted by the Committee, including, but not limited to,
                       (i) tendering (either actually or constructively by attestation) Common Shares; (ii) surrendering an award valued at Fair Market Value on the date of surrender; or (iii) any combination of the foregoing. Any option may provide for deferred payment of the option price from the proceeds of sale through a third party of some or all of the Common Shares to which the option relates.

          (b) SARs -- A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, if a SAR is granted retroactively in tandem with or as a substitution for a stock option, the designated Fair Market Value in the applicable award agreement may be no lower than the Fair Market Value of a Common Share on the date such stock option was granted.

          (c) Performance Awards -- A right to receive a future payment contingent on both continuous service with TRINOVA and the achievement of pre-established goals. The performance measures to be used for performance awards shall be limited to one or more of the following: return on shareholders' equity, return on assets, shareholder returns, profit margin and earnings per share. Notwithstanding the foregoing, in the event that the Committee determines that a single predetermined performance measure is required for awards to qualify for the "performance-based" exception under Section 162(m) of the Code, the performance measure that shall be used will be return on shareholders' equity. A performance period will cover a minimum period of twelve (12) fiscal quarters or such longer period as may be determined by the Committee. A performance award may be made in Common Shares or denominated in cash or share units; provided, however, that any single individual may not receive a payment of more than $800,000 for any single performance period. Subject to such maximum amounts, the amounts that may be earned by a participant receiving a performance award may vary in accordance with the level of achievement of the applicable performance goals. Performance periods may overlap one another, and a participant may simultaneously hold awards covering overlapping periods with different performance goals for different performance measures. As determined by the Committee, performance awards may be settled in cash, Common Shares or a combination of both. Common Shares available under the Plan pursuant to
                       Section 5 may, among other things, be used as the form of payment for long-term performance awards under TRINOVA's 1984 Incentive Compensation Plan, including, but not limited to, awards which are outstanding as of the date this Plan becomes effective.

8. Dividends and Dividend Equivalents. The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including, but not limited to, reinvestment in additional Common Shares or share equivalents which are also subject to award contingencies.

9. Settlements and Deferrals. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof, as the Committee may determine, and any such payment may be subject to such terms, conditions and restrictions as the Committee may impose. The Committee also may require or permit participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Common Shares.
and options and SARs may be exercised during an employee's lifetime only by the employee or his or her legal representative. However, if Rule 16b-3 under the 1934 Act as in effect on and after May 1, 1991 shall become applicable to the Plan, the Committee may provide for the transferability of particular awards
10. Non-transferability. Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, and options and SARs may be exercised during an employee's lifetime only by the employee or his or her legal representative. However, if Rule 16b-3 under the 1934 Act as in effect on and after May 1, 1991 shall become applicable to the Plan, the Committee may provide for the transferability of particular awards:

          (a) by gift or other transfer of an award to (i) any trust or estate in which the original award recipient or such person's spouse or other immediate relative has a substantial beneficial interest or (ii) a spouse or other immediate relative; and

          (b) pursuant to a qualified domestic relations order (as defined by the Code);

provided, however, that any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

11. No Rights to Employment. Neither the Plan nor any award granted under it shall alter the terms of employment for any participant or the right of TRINOVA to terminate the employment of any participant.

12. Adjustments. The Committee shall make or provide for such adjustments in the price and in the number and kind of Common Shares covered by outstanding awards or available for awards in the aggregate or that may be granted to any single individual pursuant to Section 5 of the Plan as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization or other change in the capital structure of TRINOVA;
(b) any merger, consolidation, separation, reorganization, or partial or complete liquidation; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

Further, in the event of a spin-off, extraordinary dividend or other distribution to shareholders, or similar transaction, the Committee may also make such adjustments in outstanding awards as it deems appropriate.

If another corporation is merged into TRINOVA or TRINOVA otherwise acquires another corporation, the Committee may elect to assume under this Plan any or all outstanding stock options or other awards granted by such corporation under any stock option or other plan adopted by it prior to such acquisition. Such assumptions shall be on such terms and conditions as the Committee may determine; provided, however, that the awards as so assumed do not contain any terms, conditions or rights that are inconsistent with the terms of this Plan. Unless otherwise determined by the Committee, such awards shall not be taken into account for purposes of the limitations contained in Section 5 of this Plan.

13. Tax Withholding. TRINOVA shall have the power and the right to deduct or withhold or require participants to remit to it amounts sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any award, exercise, payment or other settlement made under or as a result of the Plan. The Committee, in its sole discretion, shall promulgate rules governing methods by which such requirements are to be satisfied, including settling such obligation by the non-issuance, non-transfer or non-delivery of Common Shares that are part of the award that gives rise to the withholding requirement. The Committee may also provide for similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

14. Foreign Participation. The Committee may provide for such special terms for awards to participants who are foreign nationals, or who are employed by TRINOVA or any subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; and the Secretary or any Assistant Secretary of TRINOVA is authorized to certify the approval of any such supplements, amendments, restatements or alternative versions as though they were approved by the shareholders of TRINOVA; provided, however, that no such supplements, amendments, restatements or alternative versions shall (a) increase the limitations contained in Section 5 of this Plan or (b) cause this Plan to cease to satisfy any conditions of Rule 16b-3 under the 1934 Act.

15. Amendment and Termination of the Plan. The Committee may at any time amend or terminate the Plan, provided that approval by the shareholders of TRINOVA shall be required for any amendment which would, in the absence of such shareholder approval, (a) cause transactions under the Plan to cease to qualify as exempt transactions under Rule 16b-3 of the 1934 Act or any successor rule or (b), except as provided in Section 12, increase the maximum number of shares available for awards under the Plan.

16. Other TRINOVA Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any TRINOVA benefit plan, severance program or severance pay law of any country. Further, TRINOVA may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

17. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between TRINOVA and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of TRINOVA.

18. Rule 16b-3 Transition. The Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that the Plan shall be subject to Rule 16b-3 as in effect on and after May 1, 1991.

                                                           APPENDIX B

                     GRAPHIC AND IMAGE MATERIAL

          The paper copy of this Proxy Statement includes portrait photographs of each director. The photographs appear on page 2 of the paper copy and are referenced on pages 2-4 of the electronic copy.